Exhibit 99.1

MDRNA, Inc. Regains Full Compliance with All Marketplace Rules to Remain on

The NASDAQ Global Market

- Receives Letter from NASDAQ Regarding Compliance with

NASDAQ Marketplace Rule 5450(b)(2)(A) -

BOTHELL, Wash., June 23, 2009 – MDRNA, Inc. (Nasdaq: MRNA) announced today that on June 22, 2009, it received a letter from The NASDAQ Stock Market, LLC notifying the Company that it has regained full compliance with all requirements for remaining on The NASDAQ Global Market, specifically NASDAQ Marketplace Rule 5450(b)(2) (the “market value standard”), which requires, among other things, a minimum market value of listed securities of $50.0 million (NASDAQ Marketplace Rule 5450(b)(2)(A)).

“We are pleased to have regained full compliance with all Marketplace Rules to remain on the NASDAQ Global Market,” stated J. Michael French, President and CEO. “Since receiving a non-compliance notice from NASDAQ in the fall of 2008, our goal has been to remain listed on the NASDAQ Global Market. Our ability to regain compliance with all of NASDAQ’s listing requirements is a testament to our scientific team and our industry leading RNAi drug discovery platform. Validating our platform through two non-exclusive licensing transactions with major pharmaceutical companies, selling our contract manufacturing operations, retiring our debt to GE Capital Corporation over a five-month period, and raising over $10 million in an equity financing all contributed to both the strength of our balance sheet and our ability to comply with all NASDAQ listing requirements. We will continue to build shareholder value with the same dedication and commitment to shareholders that led us to this point.”

On May 26, 2009, MDRNA announced that had regained compliance with NASDAQ Marketplace Rule 5450(a)(1), which requires a minimum $1.00 closing bid price for at least 10 consecutive trading days.

About MDRNA, Inc.

MDRNA is a biotechnology company focused on the development and commercialization of therapeutic products based on RNA interference (RNAi). Our goal is to improve human health by combining novel RNAi-based compounds and proprietary peptide- and liposomal-based drug delivery technologies to provide superior therapeutic options. Our multi-disciplinary portfolio of capabilities includes molecular biology, cellular biology, formulation expertise, peptide and alkylated amino acid chemistry, pharmacology, toxicology and bioinformatics. We are applying this expertise to a single, integrated drug discovery platform that will be the engine for our clinical pipeline and a versatile platform for establishing broad therapeutic partnerships. We are also building on new technologies, such as UsiRNAs that incorporate the non-nucleotide moiety

Unlocked Nucleobase Analog (UNA) within the siRNA molecule, that we expect to lead to safer and more effective RNAi-based therapeutics. By combining broad expertise in siRNA science with proven delivery platforms and a strong and growing IP position, MDRNA is well positioned as a leading RNAi therapeutics company and value-added collaborator for our research partners. Additional information about MDRNA, Inc. is available at http://www.mdrnainc.com.

MDRNA Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of MDRNA to obtain additional funding; (ii) the ability of MDRNA to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of MDRNA and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of MDRNA and/or a partner to obtain required governmental approvals; and (v) the ability of MDRNA and/or a partner to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in MDRNA’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. MDRNA assumes no obligation to update and supplement forward-looking statements because of subsequent events.

###

Contact:

Matthew D. Haines

Senior Director, Investor Relations and Corporate Communications

(212) 209-3874

mhaines@mdrnainc.com

McKinney|Chicago (Media)

Alan Zachary, (312) 944-6784 x 316 or

(708) 707-6834

azachary@mckinneychicago.com